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                                                                       Exhibit 5



May 19, 1999



BioShield Technologies, Inc.
Suite B109
4405 International Boulevard
Norcross, Georgia 30083


     Re: Registration Statement on Form S-8 Relating to the BioShield
         Technologies, Inc. 1997 Stock Incentive Plan (the "Stock Incentive
         Plan")


Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by BioShield Technologies, Inc., a Georgia corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 1,200,000 shares of the Company's Common Stock, no par value per share, for issuance pursuant to the Stock Incentive Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 1,200,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Stock Incentive Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                           Sincerely,

                                           SIMS MOSS KLINE & DAVIS LLP


                                           /s/ Raymond L. Moss
                                           ----------------------------
                                           By: Raymond L. Moss, Partner